                                                                     EXHIBIT 1.2


                               CLECO CORPORATION
                                (THE "COMPANY")

                          8 3/4% SENIOR NOTES DUE 2005

                                TERMS AGREEMENT


                                                                    May 18, 2000

To:  BNY Capital Markets, Inc.
     One Wall Street, 18th Floor
     New York, New York  10286

Dear Sirs:

     The undersigned agrees to sell to you, as sole Underwriter, for your account, on and subject to the terms and conditions of the Underwriting Agreement (the "Underwriting Agreement," a copy of which is attached hereto as Appendix A) to be filed by the Company as an exhibit to its Current Report on Form 8-K to be filed with the Securities and Exchange Commission on or prior to May 25, 2000, the following securities ("Offered Securities") on the following terms:

          Title:  8 3/4% Senior Notes due 2005.

          Principal Amount:  $100,000,000.

          Percentage of Principal Amount: The Offered Securities shall be issued at 99.331% of their principal amount plus accrued interest, if any, from May 25, 2000.

          Purchase Price: 98.706% of the principal amount of the Offered Securities plus accrued interest, if any, from May 25, 2000.

          Interest: 8 3/4% per annum from May 25, 2000, payable semiannually in arrears on June 1 and December 1 of each year, commencing December 1, 2000, to holders of record on the preceding May 15 or November 15, as the case may be.

          Maturity Date:  June 1, 2005.

          Optional Redemption: The Company may redeem the Offered Securities, in whole or in part, at any time, according to the price formula set forth in the Prospectus

                                       1
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     Supplement dated May 18, 2000 (the "Prospectus Supplement") to the
     Prospectus dated May 12, 2000 under the caption "Description of the Notes-- Optional Redemption."

          Additional Covenants Relating to the Offered Securities: The Company will be subject to the additional covenants relating to the Offered Securities set forth in the Prospectus Supplement under the captions "Description of the Notes--Change of Control,""--Certain Covenants Relating to the Notes--Limitation on Liens on Voting Securities of Subsidiaries" and "--Limitation on Issuance or Disposition of Voting Securities of Restricted Subsidiaries".

          Sinking Fund:  None.

          Listing:  None.

          Closing: 9:00 a.m., Central Standard Time, on May 25, 2000, at the offices of Baker Botts L.L.P., 910 Louisiana, One Shell Plaza, Houston, Texas 77002, in federal (same day) funds. The Offered Securities will be made available for checking and packaging at the office of Baker Botts L.L.P. at least 24 hours prior to the Closing Date.

          Settlement and Trading:  Book-Entry Only via DTC.

     The provisions of the Underwriting Agreement are incorporated herein by reference.

     For purposes of Section 6 of the Underwriting Agreement, the only information furnished to the Company by the Underwriter for use in the Prospectus consists of the following information in the Prospectus Supplement: the third sentence in the fourth paragraph, and the penultimate paragraph under the caption "Underwriting" in the Prospectus Supplement.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and you in accordance with its terms.

                                       Very truly yours,

                                       CLECO CORPORATION


                                       By:    /s/ Thomas J. Howlin
                                          ----------------------------------
                                          Thomas J. Howlin
                                          Senior Vice President--Financial
                                          Services and Chief Financial Officer


The foregoing Terms Agreement is hereby confirmed and accepted as of the date first above written.

BNY CAPITAL MARKETS, INC.


By:    /s/ Dan Klinger
   ------------------------------
     Dan Klinger
     Vice President

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

                                                                     APPENDIX A
                                                                     ----------

                               CLECO CORPORATION

                                Debt Securities

                             UNDERWRITING AGREEMENT

     1. Introduction. Cleco Corporation, a Louisiana corporation (the "Company"), proposes to issue and sell from time to time certain of its unsecured debt securities registered under the registration statement referred to in Section 2(a) hereof (the "Registered Securities"). The Registered Securities will be issued under an indenture, dated as of May 1, 2000 (the "Indenture"), between the Company and Bank One, N.A., as trustee (the "Trustee"), in one or more series, which series may vary as to interest rates, maturities, redemption provisions, selling prices and other terms, with all such terms for any particular series of the Registered Securities to be determined at or prior to the time of sale. Particular series of the Registered Securities will be sold pursuant to a Terms Agreement as described in Section 3 hereof, for resale in accordance with the terms of offering determined at the time of sale.

     The Registered Securities involved in any such offering are hereinafter referred to as the "Offered Securities." The firm or firms which agree to purchase the Offered Securities are hereinafter referred to as the "Underwriters" of such securities, and the representative or representatives of the Underwriters, if any, specified in a Terms Agreement referred to in Section 3 are hereinafter referred to as the "Representatives"; provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term "Representatives," as used in this Agreement (other than in Sections 2(b), 5(h) and 6 and the second sentence of Section 3), shall mean the Underwriters.

     2. Representations and Warranties of the Company. The Company, as of the date of each Terms Agreement referred to in Section 3, represents and warrants to, and agrees with, each Underwriter that:

          (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-33098) relating to the Registered Securities, including a prospectus, pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and such registration statement has been declared effective by the Commission. No stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or, to the best knowledge of the Company, threatened by the Commission. Such registration statement, as amended at the time of any Terms Agreement referred to in Section 3 and including any documents incorporated therein by reference (but excluding any Form T-1), is referred to herein as the "Registration Statement," and the prospectus and/or prospectus supplement included in such Registration Statement, as supplemented as contemplated by
     Section 3 to reflect the terms of the Offered Securities and the terms of the offering thereof, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Securities Act, including all material incorporated by reference therein, is referred to herein as the "Prospectus." If it is contemplated, at the time a Terms Agreement relating to the Offered Securities is executed, that a registration statement will be filed pursuant to Rule 462(b) under the Securities Act prior to the Closing Date (hereinafter defined), the term "Registration Statement" as used herein includes such registration statement. The terms "supplement" and "amendment" as used in this Agreement include, without limitation, all documents filed by the Company with the Commission subsequent to the date of the Prospectus that are deemed to be incorporated by reference in the Prospectus.

          (b) On the effective date of the Registration Statement relating to the Registered Securities (or the most recent post-effective amendment thereto), such Registration Statement conformed in all material respects to the requirements of the Securities Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission (the "Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of each Terms Agreement referred to in Section 3, the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Securities Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein.

          (c) Each document filed or to be filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference, or deemed to be incorporated by reference in the Prospectus (including any document to be filed pursuant to the Exchange Act which will constitute an amendment to the Prospectus) conformed or, when so filed, will conform in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations, and none of such documents included or, when so filed, will include any untrue statement of a material fact or omitted or, when so filed, will omit to state any material fact required to be stated therein or necessary to make the statements therein (and, in the case of a document filed after the effective date of the Registration Statement and not treated as a post-effective amendment to the Registration Statement for purposes of the liability provisions of the Securities Act, in the light of the circumstances under which they were made at the time of the filing of such document with the Commission) not misleading.

          (d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Louisiana, with power and authority to own its properties and conduct the business in which it is engaged as described in the Prospectus.

          (e) The Company has all necessary corporate power and authority to execute and deliver the Terms Agreement (including the provisions of this Agreement), the Offered Securities and any supplemental indenture or other document required under the Indenture to establish the Offered Securities thereunder (the "Supplemental Indenture")

     (collectively, the "Transaction Documents") and to perform its obligations under the Indenture and the Transaction Documents; and all corporate action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly and validly taken.

          (f) The Terms Agreement (including the provisions of this Agreement) has been duly authorized, executed and delivered by the Company.

          (g) The Indenture has been duly authorized by the Company and, when executed and delivered by the Company and the Trustee, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law); and the Indenture has been duly qualified under the Trust Indenture Act.

          (h) The Offered Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and the Supplemental Indenture and paid for as provided in the Terms Agreement (including the provisions of this Agreement), will be duly and validly issued and will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law); and the Offered Securities, when so executed, authenticated, issued and delivered, will conform in all material respects to the description thereof contained in the Prospectus.

          (i) The execution and delivery by the Company of each of the Transaction Documents and the issuance, authentication, sale and delivery of the Offered Securities will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its "Significant Subsidiaries" as that term is defined in Regulation S-X (hereinafter, "Significant Subsidiaries") pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument for borrowed money to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental agency or body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties or assets, except as would not have, in any case, a material adverse effect on the condition (financial or otherwise), results of operations or business of the

     Company and its Significant Subsidiaries taken as a whole (a "Material Adverse Effect"); and no consent, approval, authorization or order of, or filing or registration with, any such court or arbitrator or governmental agency or body under any such statute, judgment, order, decree, rule or regulation is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance, authentication, sale and delivery of the Offered Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, filings, registrations or qualifications (i) which shall have been obtained or made prior to the Closing Date, and (ii) except to the extent that the failure to obtain such consents, approvals, authorizations, filings, registrations or qualifications would not have a Material Adverse Effect.

          (j) No statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the issuance of the Offered Securities or suspends the sale of the Offered Securities in any jurisdiction and no injunction or restraining order by any federal or state court of competent jurisdiction has been issued with respect to the Company which would prevent or suspend the issuance or sale of the Offered Securities or the use of the Prospectus in any jurisdiction.

          (k) Based upon the timely filing by the Company with the Commission of an exemption statement pursuant to Rule 2 under the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), the Company is exempt from regulation as a public utility holding company under the 1935 Act, except with respect to the acquisition of certain voting securities of other domestic public utility companies and utility holding companies.

     3. Purchase and Offering of Offered Securities. The obligation of the Underwriters to purchase the Offered Securities will be evidenced by an agreement or exchange of other written communications ("Terms Agreement") at the time the Company determines to sell the Offered Securities. The Terms Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the firm or firms which will be Underwriters, the names of any Representatives, the principal amount to be purchased by each Underwriter, the purchase price to be paid by the Underwriters and the terms of the Offered Securities not already specified in the Indenture (as supplemented by the Supplemental Indenture), including, but not limited to, interest rate, maturity, any redemption provisions and any sinking fund requirements. The Terms Agreement will also specify the time and date of delivery and payment (such time and date, or such other time thereafter as the Representatives and the Company agree as the time for payment and delivery, being herein and in the Terms Agreement referred to as the "Closing Date"), the place of delivery and payment and any details of the terms of offering that should be reflected in the prospectus supplement relating to the offering of the Offered Securities. The obligations of the Underwriters to purchase the Offered Securities will be several and not joint. It is understood that the Underwriters propose to offer the Offered Securities for sale as set forth in the Prospectus.

     If the Terms Agreement specifies "Book-Entry Only" settlement or otherwise states that the provisions of this paragraph shall apply, the Company will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global securities in definitive form ("Global Securities") deposited with The Depository Trust Company ("DTC") or its designated custodian and registered in the name of the DTC or its nominee. Interests in any permanent global securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. Payment for the Offered Securities shall be made on the Closing Date by the Underwriters in federal (same day) funds by wire transfer to an account previously designated by the Company against delivery to DTC or its designated custodian of the Global Securities representing all of the Offered Securities.

     4. Covenants of the Company. The Company agrees with the several Underwriters that, in connection with each offering of Offered Securities:

          (a) The Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representatives reasonably request.

          (b) The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b) not later than the second business day following the execution and delivery of the Terms Agreement.

          (c) The Company will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will not effect any such amendment or supplement in a form to which the Representatives shall reasonably object by notice to the Company after a reasonable period to review; provided, however, that the Company shall be permitted in any case to make all applicable filings under the Exchange Act; and the Company will also advise the Representatives promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (d) The Company will pay all expenses incident to the performance of its obligations under the Terms Agreement (including the provisions of this Agreement), for any filing fees or other expenses (including fees and disbursements of counsel) in connection with qualifying the Registered Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Representatives may designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Offered Securities, for any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of Registered Securities and for expenses incurred in preparing, printing and distributing the Prospectus, any preliminary prospectuses, any preliminary prospectus supplements or any other amendments or supplements to the Prospectus to the Underwriters. It is understood, however, that, except as provided in this Section, and Sections 6 and 8 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel and any advertising fees connected with any offers they make.

          (e) If, at any time when, in the reasonable opinion of counsel for the Representatives, a prospectus relating to the Offered Securities is required to be delivered under the Securities Act in connection with sales by any Underwriter or dealer, any event relating to or affecting the Company shall occur as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance.

          (f) The Company will make generally available to its security holders as soon as practicable an earnings statement of the Company covering a 12-month period beginning after the Closing Date which will satisfy the provisions of Section 11(a) of the Securities Act and the Rules and Regulations (including Rule 158).

          (g) The Company will cooperate in good faith with the Representatives in qualifying the Offered Securities for sale under the applicable securities or "blue sky" laws of such jurisdictions as the Representatives may designate; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified.

          (h) The Company will apply the net proceeds from the sale of the Offered Securities as set forth in the Prospectus under the heading "Use of Proceeds."

     5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Securities shall be subject to the accuracy of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations to be performed hereunder and to the following additional conditions precedent:

          (a) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(b) of this Agreement. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall be in effect and no proceedings for that purpose shall be pending before or, to the knowledge of the Company or any Underwriter, threatened by, the Commission.

          (b) The Representatives, on behalf of the Underwriters, shall have received an opinion, dated the Closing Date, of Phelps Dunbar, L.L.P., Louisiana counsel to the Company, to the effect that:

               (i) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Louisiana and has all power and authority necessary to own its properties and to conduct the business in which it is engaged as described in the Prospectus.

               (ii) The Company has all necessary corporate power and authority to execute and deliver each of the Transaction Documents and the Indenture and to perform its obligations thereunder; all corporate action required to be taken for the due authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly and validly taken; and the Terms Agreement (including the provisions of this Agreement) has been duly authorized, executed and delivered by the Company.

               (iii) The Indenture has been duly authorized, executed and delivered by the Company.

               (iv) The Offered Securities have been duly authorized by the Company.

               (v) The execution and delivery of each of the Transaction Documents and the issuance and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any Louisiana statute, rule, regulation or order of any Louisiana governmental agency or body or any Louisiana court having jurisdiction over the Company, any of its Significant Subsidiaries or their respective properties, or the charter or by-laws of the Company or any of its Significant Subsidiaries or, to such counsel's knowledge, any material agreement or instrument identified to such counsel by the Company that relates to the borrowing of funds which the Company or any of its Significant Subsidiaries is bound or to which any of the properties of the Company or any of its Significant Subsidiaries is subject, except in each instance for such breach, violation or default that would not have a Material Adverse Effect.

               (vi) No approval, authorization, consent or order of any public board, body or agency of the State of Louisiana is legally required for the issuance and sale of the Offered Securities, or the performance by the Company of its agreements in this Agreement or in the Indenture.

          (c) The Representatives, on behalf of the Underwriters, shall have received an opinion, dated the Closing Date, of Baker Botts L.L.P., special counsel to the Company, to the effect that:

               (i) The Registration Statement has become effective under the Securities Act and, to their knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act; the Registration Statement and the Prospectus (other than (i) the financial statements and schedules, including the notes thereto, the accountants' report thereon and the related summary of accounting policies, contained or incorporated by reference therein, (ii) the other financial and statistical information contained or incorporated by reference therein and (iii) the exhibits thereto, as to which no opinion need be rendered) appear on their face to comply as to form in all material respects with the requirements of Form S-3, the related published Rules and Regulations and the Trust Indenture Act.

               (ii) They do not know of any contracts of a character required to be described in the Registration Statement or Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement which are not described, filed or incorporated by reference as required.

               (iii) Based upon the timely filing by the Company with the Commission of an exemption statement pursuant to Rule 2 under the 1935 Act which, to the best of such counsel's knowledge, is not the subject of any notification provided for in Rule 6 under the 1935 Act, the Company is exempt from regulation as a public utility holding company under the 1935 Act, except with respect to the acquisition of certain voting securities of other domestic public utility companies and utility holding companies.

               (iv) The Indenture has been duly qualified under the Trust Indenture Act and, assuming the due execution and delivery thereof by the Trustee, constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

               (v) The Offered Securities have been duly issued by the Company and, assuming the due authentication thereof by the Trustee, the Offered Securities, upon payment and delivery in accordance with the Terms Agreement (including the provisions of this Agreement), constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

               (vi) The Offered Securities conform in all material respects to the description thereof contained in the Prospectus.

               (vii) To the best of such counsel's knowledge, there are no legal proceedings pending or threatened against the Company of a character which are required to be disclosed in the Registration Statement and Prospectus which have not been disclosed therein or which question the validity or enforceability of any of the Transaction Documents or the Indenture or any action taken or to be taken pursuant thereto.

In giving such opinion, Baker Botts L.L.P. may rely as to matters of Louisiana law upon the opinion of Phelps Dunbar, L.L.P., referred to above.

     In addition, Baker Botts L.L.P. shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company, representatives of the Underwriters and counsel to the Underwriters at which the contents of the Registration Statement and the Prospectus were discussed and, although such counsel did not independently verify such information and is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, on the basis of the foregoing (relying as to materiality to a large extent upon officers and other representatives of the Company), no facts came to such counsel's attention that led such counsel to believe that the Registration Statement (other than the financial statements and schedules, the notes thereto and the auditor's reports thereon, the other financial, numerical, statistical and accounting data included or incorporated by reference therein, or omitted therefrom, and the exhibits thereto, as to which such counsel need express no belief) as of its effective date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus (other than the financial statements, the notes thereto and the auditor's report thereon and the other financial, numerical, statistical and accounting data included or incorporated by reference therein, or omitted therefrom, as to which such counsel need express no belief) as of its issue date or as of the Closing Date included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (d) The Representatives, on behalf of the Underwriters, shall have received from counsel to the Underwriters such opinion or opinions, dated the Closing Date, as the Representatives may require. In giving such opinion, such counsel may rely as to matters of Louisiana law upon the opinion of Phelps Dunbar, L.L.P., referred to above.

         (e) On or prior to the date of the Terms Agreement, the Representatives, on behalf of the Underwriters, shall have received a letter, dated the date of delivery thereof, of PricewaterhouseCoopers LLP confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

               (i) in their opinion the audited financial statements and any schedules reported on by them and included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related published Rules and Regulations;

               (ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on any unaudited financial statements included in the Registration Statement;

               (iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                    (A) the unaudited financial statements, if any, included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus;

                    (B) if any unaudited "capsule" information is contained in the Prospectus, the unaudited consolidated total revenues, net income and net income per share amounts or other amounts constituting such "capsule" information and described in such letter do not agree with the corresponding amounts set forth in the unaudited consolidated financial statements or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of income;

                    (C) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of the such letter, there was any change in the capital stock or any increase in long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                    (D) for the period from the closing date of the latest
               income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year in net sales, income from operations or net income;

               except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases that the Prospectus discloses have occurred or may occur or which are described in such letter; and

               (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information included in the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's

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

          accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

          All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed to be included in the Prospectus for purposes of this subsection.

          (f) The Representatives, on behalf of the Underwriters, shall have received a letter, dated the Closing Date, of PricewaterhouseCoopers LLP to the effect that such accountants reaffirm, as of the Closing Date and as though made on the Closing Date, the statements made by the accountants in the letter furnished pursuant to paragraph (e) of this Section 5, except that the specified date referred to in such letter will be a date not more than three days prior to the Closing Date for the purposes of this Subsection.

          (g) The Representatives, on behalf of the Underwriters, shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise except as set forth in or contemplated by the Prospectus or as described in such certificate.

          (h) Subsequent to the execution of the Terms Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriters, including any Representatives, is so material and adverse as to make it impracticable to proceed with completion of the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g)(2) under the Securities Act); (iii) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or

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

     international calamity or emergency if, in the judgment of a majority in interest of the Underwriters, including any Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency is so material and adverse as to make it impracticable to proceed with completion of the sale of and payment for the Offered Securities.

     6. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending or preparing to defend against, or appearing as a third-party witness in connection with, any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement; and provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus or preliminary prospectus supplement the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities concerned, to the extent that a prospectus supplement relating to such Offered Securities was required to be delivered by such Underwriter under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Prospectus (exclusive of material incorporated by reference). Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any claim or action effected without its written consent.

          (b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon
     (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives, if any, specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement, or (ii) the failure of such Underwriter to send or give to a purchaser of the Offered Securities, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Prospectus (exclusive of material incorporated by reference) where such delivery was required under the Securities Act, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred. Anything in this paragraph to the contrary notwithstanding, no Underwriter shall be liable for any settlement of any claim or action effected without the written consent of such Underwriter.

          (c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 6, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party of the commencement thereof in writing; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, which consent shall not be unreasonably withheld, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

          (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total discounts and commissions received by the Underwriters exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

          (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

     7. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities under the Terms Agreement and the aggregate principal amount of Offered Securities which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under the Terms Agreement (including the provisions of this Agreement), to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, the Terms Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Sections 6 and 8. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     The foregoing obligations and agreements set forth in this Section will not apply if the Terms Agreement specifies that such obligations and agreements will not apply.

     8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to the Terms Agreement (including the provisions of this Agreement) will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the Terms Agreement is terminated pursuant to Section 7 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the respective obligations of the Company and the Underwriters pursuant to Section 6 shall remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of the Terms Agreement pursuant to Section 7 or the occurrence of any event specified in clause (iii), (iv) or (v) of Section 5(h), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

     9. Notices. All communications hereunder shall be in writing and, if sent to the Underwriters, shall be mailed, delivered or telecopied and confirmed to the Representatives at the address furnished to the Company in writing for the purpose of communications hereunder or, if sent to the Company, shall be mailed, delivered or telecopied and confirmed to it at 2030 Donahue Ferry Road, Pineville, Louisiana 71360-5226, Attention: Assistant Treasurer.

     10. Parties. The Terms Agreement (including the provisions of this Agreement) shall inure to the benefit of and be binding upon you and the Company and such Underwriters as are identified in the Terms Agreement and their respective successors and the partners, directors and officers referred to in
Section 6, and no other person will have any right or obligation hereunder.

     11. Representation of Underwriters. Any Representatives will act for the several Underwriters in connection with the financing described in the Terms Agreement, and any action under such Terms Agreement (including the provisions of this Agreement) taken by the Representatives will be binding upon all the Underwriters.

     12. Counterparts. The Terms Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     13. Applicable Law. THIS AGREEMENT AND THE TERMS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

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